Exhibit 99.2

Inteneural Networks Inc and Subsidiary

Consolidated Financial Statements

September 30, 2021 and 2020

Inteneural Networks Inc and Subsidiary

Table of Contents

September 30, 2021 and 2020

Independent Auditor’s Review Report

To the Stockholders and Board of Directors of

Inteneural Networks Inc and Subsidiary

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated financial statements of Inteneural Networks Inc and Subsidiary as of September 30, 2021 and 2020, and for the nine-month periods then ended, and the related notes (collectively referred to as the interim financial information).

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of Inteneural Networks Inc and Subsidiary and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

/s/ BAKER TILLY US, LLP

Chicago, Illinois

March 15, 2022

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

Inteneural Networks Inc and Subsidiary

Consolidated Balance Sheets

September 30, 2021 and 2020

	2021	2020

Assets

Current Assets
Cash	$126	$9,470
Other current assets	14,765	5,614

Total current assets	14,891	15,084

Property and Equipment, Net	4,762	8,310

Intangible Assets	36,754	29,387

Total assets	$56,407	$52,781

Liabilities and Stockholders’ Equity

Accrued expenses	$8,537	$24,213

Total current liabilities	8,537	24,213
Stockholders’ Equity
Common stock .0001 par value 10,000 shares authorized 10,000 shares issued and outstanding	1	1
Additional paid-in capital	585,134	350,986
Accumulated deficit	(537,265)	(322,419)

Total stockholders’ equity	47,870	28,568

Total liabilities and stockholders’ equity	$56,407	$52,781

See notes to consolidated financial statements

Inteneural Networks Inc and Subsidiary

Consolidated Statements of Operations

Nine-month Period Ended September 30, 2021 and 2020

	2021	2020

Revenue	$—	$—

Costs of Goods Sold	—	—

Gross profit	—	—

Operating Expenses
General and administrative expenses	—	—
Research and development costs	178,329	131,255
Depreciation and amortization expense	4,393	6,820

Total operating expenses	182,722	138,075

Operating loss	(182,722)	(138,075)

Net loss	$(182,722)	$(138,075)

See notes to consolidated financial statements

Inteneural Networks Inc and Subsidiary

Consolidated Statements of Stockholders’ Equity

Nine-month Period Ended September 30, 2021 and 2020

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity

Balances, January 1, 2020	$1	$216,799	$(184,344)	$32,456
2020 net loss	-	-	(138,075)	(138,075)
Stockholder contribution	-	134,187	-	134,187

Balances, September 30, 2020	1	350,986	(322,419)	28,568

Balances, January 1, 2021	1	388,911	(354,543)	34,369
2021 net loss	-	-	(182,722)	(182,722)
Stockholder contribution	-	196,223	-	196,223

Balances, September 30, 2021	$1	$585,134	$(537,265)	$47,870

See notes to consolidated financial statements

Inteneural Networks Inc and Subsidiary

Consolidated Statements of Cash Flows

Nine-month Period Ended September 30, 2021 and 2020

	2021	2020

Cash Flows From Operating Activities
Net loss	$(182,722)	$(138,075)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	4,393	6,820
Other current assets	(10,437)	2,064
Accrued expenses	(7,195)	16,657

Net cash flows used in operating activities	(195,961)	(112,534)

Cash Flows from Investing Activities
Capital expenditures	(6,419)	(15,757)

Cash Flows From Financing Activities
Contributions by stockholders	196,223	134,187

Net cash flows from financing activities	196,223	134,187

Net change in cash and cash equivalents	(6,157)	5,896

Cash, Beginning	6,283	3,574

Cash, Ending	$126	$9,470

See notes to consolidated financial statements

Inteneural Networks Inc and Subsidiary

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

1.	Summary of Significant Accounting Policies

Nature of Operations

Inteneural Networks Inc and its subsidiary (collectively the Company) is a medical high-tech company, specializing in artifical inteligence and big-data-learning analysis of brain imaging.

Principles of Presentation

The accompanying consolidated financial statements include the accounts of Inteneural Networks Inc and its wholly owned subsidiary Inteneural Networks Polska sp. Zoo. Significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

The local currency is the functional currency for the Company’s foreign subsidiary. Expenses allocated to the Company by the Parent are translated at the weighted-average exchange rates for the year.

Cash

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

Property and Equipment

Property and equipment are stated at cost. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. For income tax reporting purposes, depreciation is calculated using applicable accelerated methods.

Depreciation

Depreciation is computed on individual assets using the straight-line method over estimated economic useful lives.

For income tax reporting purposes, depreciation is calculated using applicable accelerated methods.

Intangible Assets

Internally-developed intangibles are carried at cost of expenses incurred. Internally-developed patents are amortized over their estimated useful life.

Impairment of Long-Lived Assets

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

Inteneural Networks Inc and Subsidiary

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

Research and Development Costs

Research and development costs are expensed in the period incurred. These costs, representing raw materials, engineering salaries, fringe benefits, other direct expenses, and a portion of the Company’s overhead, are included in the accompanying consolidated statements of operations, within operating expenses. Research and development expenses were $178,329 and $131,255 for the periods ended September 30, 2021 and 2020, respectively.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes.

Temporary differences arise principally from the use of the allowance method of bad debt recognition for financial reporting purposes and the direct write-off method for income tax purposes; differences in depreciation methods used for book and tax purposes; capitalization of certain handling, storage and administrative expenses for income tax purposes only; differences in required methods for reporting pension expense; timing of deductions of contracts payable to former officers; and recognition of an allowance for obsolete inventory for financial reporting purposes only. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

During February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In August 2018, the FASB issued ASU 2018-11, Targeted Improvements, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new lease standard at the adoption date and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Due to the deferred required implementation date set forth by the FASB in June 2020, Topic 842 (as amended) is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its results of operations, financial position and cash flows but plans to elect the transitional method noted in ASU 2018-11.

Subsequent Events

The Company has evaluated subsequent events through March 15, 2022, which is the date the consolidated financial statements were made available for issuance, and has concluded that no such events or transactions took place which would require disclosure herein.

The Company is dependent on cash flows from stockholder contributions to fund research and development operations. However, in December 2021, the Company entered into a stock purchase agreement whereby all issued and outstanding shares of common stock were acquired by Surgalign Holdings, Inc.

Inteneural Networks Inc and Subsidiary

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

2.	Income Taxes

The provision (benefit) for income tax expense and the related components are as follows for the nine-month periods ended September 30:

	2021	2020

Current
Federal	$-	$-
State	-	-

	-	-

Deferred
Federal	$-	$-
State	-	-

Total tax provision (benefit)	-	-

Valuation allowance	-	-

Total income tax provision (benefit), net	$-	$-

The valuation allowance has been established because, based on the weight of available evidence, management has determined that it is more likely than not that the Company’s deferred tax assets will not be realized. The components of deferred income tax assets and liabilities are as follows as of September 30:

	2021	2020

Deferred tax assets
Net operating losses - federal	$32,967	$4,640
Net operating losses - state	11,782	1,658

Total deferred tax assets	44,749	6,298

Valuation allowance	(44,749)	(6,298)

Total deferred tax assets, net	$-	$-

As of September 30, 2021, the Company has not recorded any reserve related to uncertain tax positions. There were no interest and penalty amounts included in the uncertain tax positions as of September 30, 2021. The Company does not expect any changes in its uncertain tax positions during the next 12 months that will have a significant impact on the Company’s financial position or results of operations. Tax years 2020 - 2018 for Federal and state remain open to statute.

At September 30, 2021, the Company has $156,984 of Federal and $156,984 of state net operating losses to carryforward. The state net operating loss carryforwards will begin to expire in 2031.

The Company currently has a valuation allowance against its net deferred tax assets it is expected that the company will not be able to utilize the assets in future years.